Exhibit 99.1

AMENDED NOTICE OF DEFAULT AND

NOTICE OF SALE OF COLLATERAL

Reference is made to the Senior Secured Redeemable Convertible Debenture (the “Debenture”) issued by Gopher Protocol Inc., a Nevada corporation, now known as GBT Technologies, Inc., a Nevada corporation (the “Company” or “Corporation”) to Discover Growth Fund, LLC, a U.S. Virgin Islands limited liability company (the “Investor” or “Holder”) on December 3, 2018, pursuant to the Securities Purchase Agreement of even date therewith (the “Agreement”).

Pursuant to Section V.G of the Agreement, “G. Events of Default. Company shall, at Investor’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) a failure to pay any amount due under the Debenture, this Agreement or any Transaction Document within 5 business days of the date the same is due; (b) the failure by Company to perform any of its other obligations under the Debenture, this Agreement or any Transaction Document within 10 business days of notice from Investor of the same; (c) falsity, inaccuracy or material breach by Company of any written warranty, representation or statement made or furnished to Investor by or on behalf of Company; (d) an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any judgment against Company or any lien against or the making of any levy, seizure or attachment of or on the Collateral; (e) the failure of Investor to have a perfected first priority security interest in the Collateral; (f) any indication or evidence received by Investor that Company may have directly or indirectly been engaged in any type of activity that might reasonably be expected to result in the forfeiture of any property of Company to any governmental entity, federal, state or local; or (g) the occurrence of any 3 or more Trigger Events under the Debenture.”

Pursuant to Section V.G(a)-(g) of the Agreement, Investor hereby declares Company in default under the Agreement due to each of the following:

(a)               Company’s failure to pay all, or any portion, of the outstanding principal and interest due under the Debenture following Investor declaring all Obligations secured by the Agreement immediately due and payable pursuant to Investor’s May 28, 2019 Notice of Default.

(b)              The failure by Company to perform each of the following obligations under the Debenture, the Agreement and other Transaction Documents within 10 business days of notice from Investor of the same:

(1)           Each of the items set forth in Investor’s May 28, 2019 Notice of Default, which stated, “In addition, Pursuant to Section V.G(b) of the Agreement, Investor hereby gives notice of the failure by Company to perform its obligations under the Debenture and the Agreement by reason of each of the foregoing.”

(2)          Company’s failure to comply with its obligation under Section IV.H of the Agreement to “at all times maintain a reserve equal to 5 times the number of shares sufficient to immediately issue all Conversion Shares potentially issuable at such time,” following repeated notices by Investor.

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(3)              Company’s failure to engage a suitable replacement reputable registered transfer agent that will agree to serve as transfer agent for Company and be bound by the terms and conditions of the irrevocable transfer agent instructions.

(c)               The falsity, inaccuracy and material breach by Company of each of the following written warranties, representations and statement made or furnished to Investor by or on behalf of Company:

(1)              In Section III.12.a of the Agreement that: “Investor is not, has never been, and as a result of the transactions contemplated by the Transaction Documents will not become an officer, director, insider or control person of Company, or to Company’s knowledge 10% or greater shareholder or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act.”

(2)              In Section III.A.7 of the Agreement that, “All information that Company has provided to Investor that constitutes or might constitute material, non-public information will be included in the Current Report. Notwithstanding any other provision, except with respect to information that will be, and only to the extent that it actually is, timely publicly disclosed by Company pursuant to the foregoing sentence, neither Company nor any other Person acting on its behalf has provided Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information. … Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company.”

(3)              In Section IV.F of the Agreement that, “Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Investor or its agents or counsel with any information that Company believes or reasonably should believe will constitute material non-public information after Closing. … Company understands and confirms that Investor will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.”

(4)              In Section III.B.11 of the Agreement that, “Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have would have a Material Adverse Effect (collectively, ‘Intellectual Property Rights’). Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.”

(5)              In Section V.C of the Agreement that the IP Security Agreement “contains a true, complete, and current listing of all patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) owned by Company as of the date hereof that are registered with any governmental authority.”

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(d)              An uninsured material loss, theft, damage, or destruction to any of the Collateral by reason of the claims referenced in the June 17, 2019 letter from Uleses Henderson to Bryan Hardy re Demand to Stop Foreclosure Sale Trademark Search.

(e)               The failure of Investor to have a perfected first priority security interest in the Collateral by reason of the claims referenced in the June 17, 2019 letter from Uleses Henderson to Bryan Hardy re Demand to Stop Foreclosure Sale Trademark Search.

(f)               Any indication or evidence received by Investor that Company may have directly or indirectly been engaged in any type of activity that might reasonably be expected to result in the forfeiture of any property of Company to any governmental entity, federal, state or local, by reason of Company’s disclosure of material non-public information to Investor.

(g)              The occurrence of any 3 or more Trigger Events under the Debenture. At least the following Trigger Events are known to have occurred to date:

1.                 On December 6, 2018, Company issued a press release relating to and referencing Investor, the Debenture and the transactions contemplated thereby, without providing it to Investor for review and approval prior to issuing. Debenture § I.H.d, Agreement § IV.D.

2.                 Company replaced Empire Stock Transfer Inc. as Company’s transfer agent before a reputable registered transfer agent agreed in writing to serve as Company’s transfer agent and to be bound by all terms and conditions of the Transfer Agent Instructions. Debenture § I.H.1.c, Transfer Agent Instructions, p. 2.

3.                 Company failed to engage a suitable replacement reputable registered transfer agent that agreed to serve as transfer agent for Company and be bound by the terms and conditions of the Transfer Agent Instructions as soon as practicable and in any event within 2 Trading Days. Debenture § I.H.1.c, Transfer Agent Instructions, p. 2.

4.                 On May 20, 2019, Company made an objection and instruction to its transfer agent, West Coast Stock Transfer Inc., not to comply with the Delivery Notice from Investor dated May 17, 2019. Debenture § I.H.1.i.

5.                 Effective May 22, 2019, Company’s Common Stock is not designated for trading on the OTCQB or a higher stock market. Debenture § I.H.1.p, § I.G.6.c(ii).

6.                 On May 24, 2019, Company issued a press release relating to and referencing Investor, the Debenture and the transactions contemplated thereby, without providing it to Investor for review and approval prior to issuing. Debenture § I.H.d, Agreement § IV.D.

7.                 On May 24, 2019, Company filed a current report on Form 8-K relating to and referencing Investor, the Debenture and the transactions contemplated thereby, without providing it to Investor for review and approval prior to filing. Debenture § I.H.d, Agreement § IV.D.

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8.                 On May 27, 2019, Company advised Investor’s brokers that a registration statement is not effective and available for the resale of all Conversion Shares. Debenture § I.H.1.g.

9.                 On May 27, 2019, Company advised Investor’s brokers that a registration statement is not effective and available for the resale of all Conversion Shares, and an exemption is not available for the resale of all the Conversion Shares without restriction. Debenture § I.H.1.p, § I.G.6.c(iv).

10.              Company states that it permitted its transfer agent to issue shares of Common Stock to Holder which, when aggregated with all other shares of Common Stock then deemed beneficially owned by Holder, would result in Holder owning more than 4.99% of all Common Stock outstanding immediately after giving effect to such issuance. Debenture § I.H.1.c, § I.G.7.

11.              Company did not timely file a current report under Item 2.04 of Form 8-K within four business days of May 28, 2019, the date of Investor’s Notice of Default. Debenture § I.H.m.

12.              On June 4, 2019, Company filed a current report on Form 8-K relating to and referencing Investor, the Debenture and the transactions contemplated thereby, without providing it to Investor for review and approval prior to filing. Debenture § I.H.d, Agreement § IV.D.

13.              Company has failed to at all times maintain a reserve equal to 5 times the number of shares sufficient to immediately issue all potentially issuable Conversion Shares. Debenture § I.H.1.c, Agreement § IV.H.

14.              On June 21, 2019, Company filed a current report on Form 8-K relating to and referencing Investor, the Debenture and the transactions contemplated thereby, without providing it to Investor for review and approval prior to filing. Debenture § I.H.d, Agreement § IV.D.

15.              Company terminated Empire Stock Transfer as transfer agent, without a new transfer first agreeing in writing to be bound by all terms and conditions of the irrevocable instructions.

Stock Transfer.

16.       Company terminated Investor’s share reserve with Empire.

17.              Company engaged West Coast Stock Transfer as transfer agent without it agreeing in writing within 2 Trading Days to be bound by all terms and conditions of the irrevocable instructions.

18.              Company terminated West Coast Stock Transfer as transfer agent, without a new transfer first agreeing in writing to be bound by all terms and conditions of the irrevocable instructions.

Stock Transfer.

19.       Company terminated Investor’s share reserve with West Coast.

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20.              Company engaged Nevada Agency and Transfer Company as transfer agent without it agreeing in writing within 2 Trading Days to be bound by all terms and conditions of the irrevocable instructions.

21.              Company failed to instruct Nevada Agency and Transfer Company to honor Investor’s share reserve request.

22.              On or about July 29, 2019, Company changed its name and failed to notify Investor.

23.              On August 12, 2019, Company filed a preliminary proxy statement relating to and referencing Investor, the Debenture and the transactions contemplated thereby, without providing it to Investor for review and approval prior to filing. Debenture § I.H.d, Agreement § IV.D.

24.              On August 14, 2019, Company did not timely file its quarterly report on Form 10-Q when first due.

25.              On August 19, 2019, Company filed a quarterly report relating to and referencing Investor, the Debenture and the transactions contemplated thereby, without providing it to Investor for review and approval prior to filing. Debenture § I.H.d, Agreement § IV.D.

26.              On August 30, 2019, Company filed a definitive proxy statement relating to and referencing Investor, the Debenture and the transactions contemplated thereby, without providing it to Investor for review and approval prior to filing. Debenture § I.H.d, Agreement § IV.D.

Pursuant to Section V.H of the Agreement, “H. Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Investor may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. …”

Pursuant to Section V.H of the Agreement, Investor hereby declares all Obligations secured by the Agreement immediately due and payable.

Pursuant to Section V.H of the Agreement, Investor hereby provides Company with notice of Investor’s public sale and disposition of all of the Collateral at 10:00 am Eastern time on Monday, December 2, 2019 at 5330 Yacht Haven Grande, Suite 206, St. Thomas VI 00802. Pursuant to Section V.H(d) of the Agreement, Company is hereby required to assemble the Collateral and make it available to Investor at such place prior to such time.

The foregoing is without waiver of any of Investor’s right or remedies, including, but not limited to, the right to damages for Company’s multiple unexcused material breaches of the Agreement, Debenture and Transaction Documents.

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All of the foregoing are without waiver of any rights or remedies of Investor, all of which are expressly reserved.

Dated: October 24, 2019	DISCOVER GROWTH FUND, LLC

	By:	John Kirkland By: President of G.P. of Member

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